 Exhibit 99.1

22nd Century Raises $1.68 Million in Regulation A Offering, Amends Senior Secured Credit Facility

MOCKSVILLE, N.C., August 28, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company focused on nicotine harm reduction and contract manufacturing, today announced that it has secured an additional $1.68 million in gross proceeds from institutional investors through its Regulation A offering priced at $0.57 and from a separate private placement of common warrants. The Company also entered into an amendment to its existing debentures held by JGB Partners and related entities (“JGB”).

Under the terms of the amended debenture agreements, JGB suspended provisions of the Debentures requiring 20% of any equity issuances to be paid to the Holders through December 31, 2024. Additionally, JGB will limit its monthly redemption right to not more than 50% of the amounts allowed beginning in August 2024 and through July 2025.

“Accessing additional capital and amending the repayment terms of our Senior Secured Credit Facility enables 22nd Century Group to remain focused on the continued scaling of our contract manufacturing business, while at the same time reactivating and expanding our FDA authorized VLN® reduced nicotine content product line in the markets,” said Larry Firestone, Chairman and CEO.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (NASDAQ: XXII) is an agricultural biotechnology company focused on tobacco harm reduction by offering tobacco products with 95% less nicotine, designed to improve health and wellness by helping smokers smoke less. Backed by comprehensive and extensively patented technologies that regulate nicotine biosynthesis activities in the tobacco plant, the Company has pioneered the development of high-yield, proprietary reduced nicotine content (RNC) tobacco plants and clinically validated RNC cigarette products. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. The Company is a subsequent participating manufacturer under the Master Settlement Agreement ("MSA") and vertically integrated for the production of both its own products and contract manufacturing operations ("CMO"), which consist primarily of branded filtered cigars and conventional cigarettes.

Learn more at xxiicentury.com, on X, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024, and in the Company’s Quarterly Reports filed on May 15, 2024 and August 13, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200